Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

To  the  Board  of  Directors
Trinity  Learning  Corporation

We hereby consent to the use of our report dated November 1, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Trinity Learning Corporation for the fiscal year ended June 30, 2005, and for the period ended March 31, 2006.

Sincerely,

Chisholm,  Bierwolf  &  Nilson,  LLC
Bountiful,  Utah
June  14,  2006